                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

AVTEAM INC. FILES PETITION FOR CHAPTER 11 BANKRUPTCY PROTECTION

MIRAMAR, Florida, March 26, 2001 - AVTEAM, Inc. (NASDAQ: AVTM), a global supplier of aftermarket engines, engine parts and aircraft components, announced today that it, along with its two wholly-owned subsidiaries, AVTEAM Engine Repair Corp. and AVTEAM Aviation Field Services, Inc., have filed petitions for Chapter 11 protection with the United States Bankruptcy Court for the Southern District of Florida in Miami-Dade County.

The Company also announced that it has entered into a cash collateral and financing arrangement with Bank of America, N.A., for an interim period of 45 days, whereby Bank of America will permit the Company to utilize all rents, revenues, income and profits derived from its property under the same terms and conditions as reflected in certain credit documents entered into between the Company and Bank of America. The cash collateral and financing arrangement is subject to U.S. Bankruptcy Court approval.

The Company intends to avail itself of relevant bankruptcy laws to facilitate the sale of its wholly-owned subsidiary, AVTEAM Engine Repair Corp., as a going concern.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:

Except for the factual statements made herein, the information contained in this press release contains certain "forward-looking statements" within the meaning of the federal securities laws and are not guarantees of future performance. "Forward looking statements" include statements that express, or involve discussions as to expectations, intentions, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases, such as "will or should result," "are expected to," "will or should continue," "is anticipated," "plans," "intends," "estimated," "projection" and "outlook"). For a variety of reasons, the Company's actual results could differ materially from any forward-looking statements made in this press release. Among the factors that could cause actual results to differ from predicted or expected results are the following: the effects of interest rates, airline industry profitability, reduced availability of funds for operations and expansion, the inability of the Company to retain highly skilled employees, the loss of a major customer, the failure to attract sufficient customers for its CFM56 repair services, difficulties in executing the Company's plans to further expand CFM56 capability, the decline in overall usage of the JT8D aircraft engine, increased fuel prices and interest charges, a decline in the demand for aftermarket aircraft engines, engine parts and airframe components, seasonal fluctuations, rescheduling or cancellation of customer orders, which could materially adversely affect the Company's revenues; the possibility that the Company will not find a strategic partner or alternative financing by the end of the forbearance period; the possibility that regulatory changes and unforeseen events could impact the Company's ability to provide products and services to its customers; existing competition from national and regional competitors, which could result in pricing and other pressures on profitability and market share; and other risks, investor considerations and uncertainties set forth in the Company's filings with the Securities and Exchange Commission ("the Commission"), the Company's Form 10-K for the year-ended December 31, 1999. Consequently, the reader is cautioned to consider all forward-looking statements in light of the risks to which they are subject.